UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2011

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2011, Applied Micro Circuits Corporation (the “Company”) announced that, effective February 24, 2011, Mr. H.K. Desai joined the Board of Directors of the Company (the “Board”). In connection with adding Mr. Desai as a Director of the Company, effective February 24, 2011, the size of the Board was increased from seven to eight members in accordance with the Bylaws of the Company. There is no arrangement or understanding between Mr. Desai and any other persons pursuant to which he was appointed as a Director of the Company.

Mr. Desai is chairman of the board of directors and executive chairman of QLogic Corporation (“QLogic”). From time to time, the Company has engaged in routine commercial transactions involving sales of various products to QLogic, both directly and indirectly through distributors, and a nonrecurring engineering payment. These transactions were entered into in the ordinary course of business on terms negotiated at arms-length. For the Company’s fiscal year ended March 31, 2010, QLogic made direct and indirect payments of approximately $2,025,000 to the Company. For the Company’s fiscal year ending March 31, 2011, as of February 28, 2011, QLogic has made direct and indirect payments of approximately $1,950,000 to the Company. Mr. Desai does not have, and has not had, any compensatory arrangements with either QLogic or the Company that relate specifically to the commercial transactions between QLogic and the Company.

Mr. Desai will receive compensation for his service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under “Executive Compensation — Director Compensation Policies and Processes” in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2010. Mr. Desai will also enter into an indemnification agreement with the Company; the form of the Company’s indemnification agreement for directors and officers was filed with the SEC as an exhibit to the Company’s registration statement on Form S-1 (No. 333-37609).

A copy of the press release announcing Mr. Desai’s appointment as Director is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: March 2, 2011	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President and General Counsel

INDEX TO EXHIBITS

99.1	Press Release dated March 1, 2011.